EXHIBIT 5.1
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                              [PLAYTEX LETTERHEAD]




                                                     June 9, 2005



Playtex Products, Inc.
300 Nyala Farms Road
Westport, CT  06880

                     Re:   Playtex Products, Inc.
                           Registration Statement on Form S-8
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Ladies and Gentlemen:

                  As Vice President, General Counsel and Secretary of Playtex Products, Inc. (the "Company"), I am familiar with the Registration Statement on Form S-8, together with exhibits thereto (the "Registration Statement") to be filed by the Company in connection with (i) the registration of 4,000,000 shares of Common Stock, $0.01 par value (the "Common Stock"), to be offered and sold to participants in the Playtex Products, Inc. Stock Award Plan (the "Stock Award Plan") and (ii) the registration of 2,000,000 shares of Common Stock, to be offered and sold to participants in the Playtex 2003 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc, previously known as the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc. (together with the "Stock Award Plan," the "Plans"). I am familiar with the proceedings undertaken by the Company in connection with the Plans and the authorization of the issuance of Common Stock thereunder, and have examined such documents and such questions of law and fact as I have deemed necessary in order to express the opinions contained herein.

                  Based on the foregoing, it is my opinion that, as of the date hereof, the 6,000,000 shares of Common Stock registered under the Registration Statement that may be issued by the Company pursuant to the Plans, when and if so issued in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Paul E. Yestrumskas

                                                     Paul E. Yestrumskas